PROMISSORY NOTE

$1,000,000.00 June 1, 2007

PROMISE TO PAY. Sovereign Exploration Associate International, Inc. ("Company") promises to pay to Harry Silverman the holder hereof ("Holder"), in lawful money of the United States of America, the principal amount of ONE MILLION AND No/100 DOLLARS ($1,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance. Interest shall be calculated from the date hereof until repayment of the principal amount.

PAYMENT. Company will pay this Note in one payment of all outstanding principal plus all accrued unpaid interest on or before the six month anniversary of the Closing Date unless Holder agrees to extend this Note, in which case the Note shall become a demand note, payable upon demand or at such later date as specified by Holder to Company in writing, in Holder's sole discretion. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. The annual interest rate for this Note is computed on a 365 days per year basis. Company will pay Holder at Holder's address or at such other place as Holder may designate in writing.

INTEREST RATE. The interest rate on this Note is six percent (6%) per annum calculated on the principal amount of the Note then outstanding.

PREPAYMENT. Company may make a prepayment, in whole or in part, of this Note without the prior consent of Holder with no prepayment penalty.

ISSUANCE OF WARRANTS At the Maturity Date of the Note, the Holder shall be entitled to purchase 250,000 shares of common stock of the Company at a price of $.20 per share. The Holder will also be entitled to purchase an additional 250,000 shares of common stock of the Company at the closing price of the Company stock as reported on the OTCBB on the Closing Date and, in addition,, these shares must be exercised within one year from the Closing Date.

Conversion Right. The outstanding principal and interest owed on this Note shall be convertible on the Maturity Date, at the option of the Holder, into fully paid and non-assessable shares of Common Stock of the Company, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion"); The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion delivered by the Holder to the Company then in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date

Conversion Price. Calculation of Conversion Price. The Conversion Price shall be the Variable Conversion Price (as defined herein) (subject to equitable adjustments as reflected by intraday reporting price reporting by OTCBB). The "Variable Conversion Price" shall mean the Applicable Percentage (as defined herein) multiplied by the Market Price (as defined herein). "Market Price" means the average of the Trading Prices (as defined below) for the Common Stock during the ten (10) Trading Day period ending one Trading Day prior to the date the conversion notice is delivered via facsimile (the "Conversion Date"). "Trading Price" means, for any security as of any date, the intraday trading price (defined as the closing price) on the Over-the-Counter Bulletin Board (the "OTCBB") "Trading Day" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. "Applicable Percentage" shall mean 80%.

DEFAULT. Each of the following shall constitute a default ("Event of Default") under this Note:

Payment Default. Company fails to make any payment when due under this Note.

Other Defaults. Company fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in the Stock Purchase Agreement or any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Holder and Company.

Death or Insolvency. The dissolution of Company, or any other termination of Company's existence as a going business, the insolvency of Company, the appointment of a receiver for any part of Company's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Company.

Cure Provisions. If any default, other than a default in payment, is curable and if Company has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Company, after receiving written notice from Holder demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Holder deems in Holder's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

REPORTING REQUIREMENTS - Company will report this transaction to the SEC per the requirements on Form 8K within the prescribed time required.

HOLDER'S RIGHTS. Upon default, Holder may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Company will pay that amount.

COMMON STOCK The company, per its by-laws as reported on its recent quarterly filing with the SEC, has 250,000,000 shares authorized of which approximately 30,000,000 have been issued as of the date of this note. The company will reserve the proper amount of stock for issuance in the event the Note is to be satisfied by the issuance of stock for the principal amount and any unpaid interest.

ATTORNEYS' FEES; EXPENSES. Holder may hire or pay someone else to help collect this Note if Company does not pay. Company will pay Holder that amount. This includes, subject to any limits under applicable law, Holder's attorneys' fees and Holder's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Company also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Holder and Company hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Holder or Company against the other.

GOVERNING LAW. This Note will be governed by the law of the Commonwealth of Pennsylvania without regard to its conflicts of law provisions.

COLLATERAL. Company acknowledges this Note is secured by the following collateral described in the security instrument listed herein; the Company Stock.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Company, and upon Company's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.

GENERAL PROVISIONS. Holder may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Company waives presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as Company, accommodation Company or endorser, shall be released from liability. All such parties agree that Holder may renew or extend (repeatedly and for any length of time) this loan or release any party or collateral; or impair, fail to realize upon or perfect Holder's security interest in the collateral; and take any other action deemed necessary by Holder without the consent of or notice to anyone. All such parties also agree that Holder may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, COMPANY READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. COMPANY AGREES TO THE TERMS OF THE NOTE.

COMPANY ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

COMPANY:

Sovereign Exploration Associates international, Inc.

BY: /s/ Robert D. Baca

NAME: Robert D. Baca

TITLE: President & CEO

ACCEPTED BY:

Harry Silverman